UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2013
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 19, 2013, Coldwater Creek Inc. (the “Company”) entered into a First Amendment to Performance Stock Unit Award with Jill Brown Dean, President and Chief Executive Officer. Pursuant to this amendment, shares of performance stock units issued on January 1, 2013 that were to vest upon the Company's achievement of three-year earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets, will now vest upon the Company's achievement of three-year operating income targets over the same time periods.

On March 19, 2013, the Company entered into a First Amendment to Performance Stock Unit Award with Jill Brown Dean, President and Chief Executive Officer; Jerome Jessup, President and Chief Creative Officer; James A. Bell, Executive Vice President, Chief Operating Officer and Chief Financial Officer; John E. Hayes III, Senior Vice President, Human Resources and General Counsel; and Mark Haley, Vice President and Chief Accounting Officer. Pursuant to these amendments, shares of performance stock units issued on March 24, 2012 that were to vest upon the Company's achievement of three-year earnings before interest and taxes (“EBIT”) targets, will now vest upon the Company's achievement of three-year operating income targets over the same time periods.

Following issuance of these awards, the Compensation Committee of the Board of Directors of the Company determined that the EBITDA and EBIT measures are not appropriate as these measures do not exclude the impact of changes in the fair value of the derivative liability that arose as a result of the issuance during fiscal 2012 of shares of Series A Preferred Stock, which are convertible into shares of the Company's common stock at a price of $3.40 per share. As previously disclosed, the Company recorded a derivative liability of $15.7 million in the second quarter of 2012, which represented the fair value of shares of Series A Preferred Stock issued. In accordance with applicable U.S. GAAP, this derivative liability is measured at fair value on a recurring basis with changes recorded as other gain or loss, net. The amendments discussed above do not otherwise alter the January 1, 2013 or March 24, 2012 awards of performance stock units.

The information being furnished in this Item 5.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: March 22, 2013

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer